Exhibit (c)(3)
Presentation to Colorprint Board Discussion Materials Goldman, Sachs & Co. 9-Nov-2006

Table of Contents I. Executive Summary II. Valuation Update III. Strategic Alternatives Appendix A: Financial Sponsors Profiles Appendix B: Additional Information Appendix C: Hellman & Friedman Proposal
Goldman Sachs does not provide accounting, tax, or legal advice. Notwithstanding anything in this document to the contrary, and except as required to enable compliance with applicable securities law, you (and each of your employees, representatives, and other agents) may disclose to any and all persons the US federal income and state tax treatment and tax structure of the transaction and all materials of any kind (including tax opinions and other tax analyses) that are provided to you relating to such tax treatment and tax structure, without Goldman Sachs imposing any limitation of any kind.

I. Executive Summary

Goldman Sachs

# Hellman & Friedman Preliminary Indication of Interest

## Key Transaction Terms

| 100% ACQUISITION – ALL CASH CONSIDERATION | |
|---|---|
| **Date of Letter** | ■ October 20, 2006 |
| **Equity consideration per share** | ■ **$33.00-$34.00** |
| **Expected Source of Financing** | ■ Equity provided by H&F Funds only<br>■ Source of debt financing not specified |
| **Timing Issues** | ■ Request access to management and non-public information for four weeks following confidentiality agreement<br>■ Request 6 week exclusivity period to reach an agreement |
| **Position Regarding Existing Management** | ■ Will only pursue a transaction that has the support of Colorprint's board of directors and management |
| **Other Considerations / Assumptions** | ■ Based on publicly available information<br>■ Willing to provide a post-signing "market check" for valuation<br>■ Marketing services is an area of investment focus for H&F:<br>— Part of consortium that acquired VNU in June 2006<br>— Invested $315 mm in take private transaction of DoubleClick in 2005<br>— 1996 and 1996 minority stake investments in Young & Rubicam and Digitas |

Executive Summary 2

Advisors nNot disclosed

Goldman Sachs

Illustrative Analysis at Various Prices

($ in millions, except per share data)

Premium to Current Price		**0.0 %**	**10.0%**	**20.0%**	**30.0%**	**40.0%**	**50.0%**
Price Per Share		**$ 24.93**	**$ 27.42**	**$ 29.92**	**$ 32.41**	**$ 34.90**	**$ 37.40**
Equity Value		**1,169**	**1,296**	**1,433**	**1,569**	**1,706**	**1,843**
Net Debt (at 30-Sep-06)		**79**	**79**	**79**	**79**	**79**	**79**
Enterprise Value		**1,248**	**1,375**	**1,512**	**1,649**	**1,785**	**1,922**
Premium to:							
30 Day Average	$ 27.08	(8.0)%	1.2 %	10.5 %	19.7 %	28.9 %	38.1 %
60 Day Average	27.28	(8.6)	0.5	9.7	18.8	27.9	37.1
90 Day Average	27.61	(9.7)	(0.7)	8.4	17.4	26.4	35.5
180 Day Average	27.92	(10.7)	(1.8)	7.2	16.1	25.0	33.9
52 Week High Price	29.77	(16.3)	(7.9)	0.5	8.9	17.2	25.6
EBITDA[1]	**Management / IBES**						
LTM - 9/30/06	$ 151.9	8.2 x	9.1 x	10.0 x	10.8 x	11.7 x	12.6 x
CY2006E - Management	$ 152.8	8.2 x	9.0 x	9.9 x	10.8 x	11.7 x	12.6 x
CY2006E - IBES[2]	152.7	8.2	9.0	9.9	10.8	11.7	12.6
CY2007E - Management	168.7	7.4	8.2	9.0	9.8	10.6	11.4
CY2007E - IBES[3]	157.9	7.9	8.7	9.6	10.4	11.3	12.2
EPS							
CY2006E - Management	$ 1.46	17.1 x	18.8 x	20.5 x	22.3 x	24.0 x	25.7 x
CY2006E - IBES[2]	1.41	17.7	19.4	21.2	23.0	24.8	26.5
CY2007E - Management	1.50	16.6	18.3	19.9	21.6	23.2	24.9
CY2007E - IBES[3]	1.40	17.8	19.6	21.3	23.1	24.9	26.7
PEG (LT - IBES)							
CY 2006E P/E	9.3 %	1.9 x	2.1 x	2.3 x	2.5 x	2.7 x	2.8 x
CY 2007E P/E	9.3	1.9	2.1	2.3	2.5	2.7	2.9

Executive Summary 4

II. Valuation Update

Goldman Sachs

# Market Performance

## Price Appreciation by Sector

| | 2000 | 2001 | 2002 | 2003 | 2004 | 2005 | 2006YTD[1] |
|---|---|---|---|---|---|---|---|
| Colorprint | 0.9% | (10.9)% | (46.7)% | 9.0% | 47.0% | (14.4)% | (1.7)% |
| **Sectors** | | | | | | | |
| Marketing Services[2] | 8.9% | 12.9% | (17.4)% | 21.1% | 19.4% | (12.5)% | 2.1% |
| Information Services[3] | 18.7 | 42.2 | (0.3) | 30.9 | 17.6 | 20.4 | 0.1 |
| Advertising[4] | (17.1) | (17.3) | (37.6) | 23.5 | (3.4) | 1.0 | 6.6 |
| Publishing[5] | (13.1) | (9.0) | (14.4) | 24.6 | 21.2 | 5.4 | 26.9 |
| **Industry Standards** | | | | | | | |
| S&P 500 | (10.1)% | (13.0)% | (23.4)% | 26.4% | 9.0% | 3.0% | 10.5% |
| NASDAQ Composite Index | (39.3) | (21.1) | (31.5) | 50.0 | 8.6 | 1.4 | 7.3 |

[1] *As of 6-Nov-2006.*
[2] *Marketing Services: Acxiom, Harte Hanks, InfoUSA, Valassis, and Advo.*
[3] *Information Services: Moody's, Dun & Bradstreet, Equifax, Alliance Data Systems, Fair Isaac, First Advantage and ChoicePoint.*
[4] *Advertising: Omnicom Group, Interpublic, Publicis, Havas, and WPP Group.*
[5] *Publishing: News Corp, Thomson Corporation, McGraw-Hill, and Wolters Kluwer.*

Valuation Update 6

Colorprint Shares Traded at Various Prices

Historical Trading Performance Three Years

Colorprint Enterprise Value / EBITDA Trading History Three Years

Goldman Sachs

# Comparison of Selected Companies

## ($ in millions, except per share data)

| Company | Closing Price 06-Nov-06 | % of 52 Week High | Equity Market Cap[1] | Enterprise Value[1] | Enterprise Value / EBITDA LTM[1] | Enterprise Value / EBITDA 2006E | Enterprise Value / EBITDA 2007E | Calendarized P/E Multiples[2] 2006 | Calendarized P/E Multiples[2] 2007 | 5-Year Est. EPS CAGR[2] | 2006 PE to 5-Year CAGR[2] | 2007 PE to 5-Year CAGR[2] | LTM EBITDA Margin[1] |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| Colorprint - IBES | $ 24.93 | 84 % | $ 1,169 | $ 1,248 | 8.2 x | 8.2 x | 7.9 x | 17.7 x | 17.8 x | 9.3 % | 1.9 x | 1.9 x | 34.5 % |
| Colorprint - Management | | | | | | 8.2 | 7.4 | 17.1 | 16.6 | | | | |
| **Marketing Services** | | | | | | | | | | | | | |
| Acxiom | $ 25.12 | 95 % | $ 2,265 | $ 2,968 | 7.3 x | 7.4 x | 7.0 x | 25.8 x | 21.1 x | 15.0 % | 1.7 x | 1.4 x | 29.7 % |
| Harte Hanks | 25.87 | 86 | 2,096 | 2,227 | 10.1 | 10.2 | 9.5 | 18.7 | 16.9 | 11.2 | 1.7 | 1.5 | 18.8 |
| Advo | 28.77 | 78 | 914 | 1,037 | 9.9 | 9.9 | NA | 22.1 | 16.7 | 15.0 | 1.5 | 1.0 | 7.3 |
| Valassis Communications | 15.12 | 48 | 723 | 896 | 6.5 | 6.5 | 6.8 | 9.6 | 10.1 | 7.0 | 1.4 | 1.4 | 12.9 |
| InfoUSA | 11.66 | 90 | 650 | 783 | 8.9 | 8.5 | 7.2 | 18.2 | 13.6 | NA | NA | NA | 21.5 |
| Median | | 86 % | | | 8.9 x | 8.5 x | 7.1 x | 18.7 x | 15.7 x | 13.1 % | 1.6 x | 1.4 x | 15.9 % |
| Mean | | 79 | | | 8.5 | 8.5 | 7.6 | 18.9 | 15.5 | 12.0 | 1.6 | 1.4 | 17.2 |
| **Information Services** | | | | | | | | | | | | | |
| Moody's | $ 66.06 | 91 % | $ 19,434 | $ 19,504 | 18.8 x | 17.5 x | 15.9 x | 30.2 x | 27.0 x | 15.0 % | 2.0 x | 1.8 x | 56.2 % |
| Alliance Data | 59.93 | 99 | 4,966 | 5,564 | 13.6 | 11.0 | 9.8 | 19.5 | 16.9 | 18.0 | 1.1 | 0.9 | 23.1 |
| Dun & Bradstreet | 77.64 | 99 | 5,068 | 5,306 | 11.6 | 11.7 | 10.7 | 19.8 | 17.1 | 13.3 | 1.5 | 1.3 | 30.8 |
| ChoicePoint | 37.00 | 80 | 3,210 | 3,401 | 9.8 | 10.1 | 9.6 | 22.7 | 19.5 | 15.0 | 1.5 | 1.3 | 33.0 |
| Fair Isaac | 39.61 | 82 | 2,597 | 2,681 | 11.5 | NA | 9.3 | 17.8 | 15.9 | 15.0 | 1.2 | 1.1 | 28.3 |
| First Advantage | 20.04 | 66 | 1,164 | 1,420 | 9.8 | 8.8 | 7.7 | 19.1 | 16.6 | 20.0 | 1.0 | 0.8 | 21.0 |
| Median | | 87 % | | | 11.6 x | 11.0 x | 9.7 x | 19.6 x | 17.0 x | 15.0 % | 1.3 x | 1.2 x | 29.5 % |
| Mean | | 86 | | | 12.5 | 11.8 | 10.5 | 21.5 | 18.8 | 16.0 | 1.4 | 1.2 | 32.1 |
| **Advertising** | | | | | | | | | | | | | |
| Omnicom Group | $ 101.25 | 100 % | $ 17,731 | $ 20,022 | 11.7 x | 12.0 x | 11.0 x | 20.3 x | 18.1 x | 12.0 % | 1.7 x | 1.5 x | 15.6 % |
| WPP Group | 12.58 | 94 | 16,272 | 18,736 | 10.6 | 10.3 | 9.6 | 16.4 | 14.7 | 10.0 | 1.6 | 1.5 | 16.1 |
| Publicis Groupe | 37.46 | 88 | 8,736 | 8,677 | 7.5 | 8.2 | 7.8 | 15.9 | 14.6 | 3.0 | 5.3 | 4.9 | 21.9 |
| Interpublic Group | 10.59 | 95 | 4,668 | 6,228 | NM | 17.4 | 9.5 | NM | 46.0 | 10.0 | NA | 4.6 | NM |
| Havas | 4.81 | 91 | 2,062 | 2,668 | 10.6 | 11.8 | 10.1 | 27.6 | 19.9 | 6.5 | 4.3 | 3.1 | 13.6 |
| Median | | 94 % | | | 10.6 x | 11.8 x | 9.6 x | 18.3 x | 18.1 x | 10.0 % | 3.0 x | 3.1 x | 15.9 % |
| Mean | | 94 | | | 10.1 | 12.0 | 9.6 | 20.0 | 22.7 | 8.3 | 3.2 | 3.1 | 16.8 |
| **Publishing** | | | | | | | | | | | | | |
| News Corp | $ 20.90 | 99 % | $ 66,703 | $ 72,628 | 15.6 x | 14.2 x | 12.7 x | 22.4 x | 19.0 x | 18.0 % | 1.2 x | 1.1 x | 18.3 % |
| Thomson Corporation | 41.12 | 97 | 26,450 | 30,745 | 14.3 | 12.2 | 11.3 | 24.5 | 22.2 | 13.5 | 1.8 | 1.6 | 24.0 |
| McGraw-Hill | 65.49 | 100 | 24,329 | 24,800 | 13.9 | 15.1 | 13.5 | 26.2 | 23.0 | 12.5 | 2.1 | 1.8 | 28.9 |
| Wolters Kluwer | 27.52 | 98 | 8,453 | 9,717 | 14.2 | 10.8 | 9.3 | 17.9 | 14.9 | 9.0 | 2.0 | 1.7 | 15.2 |
| Median | | 98 % | | | 14.2 x | 13.2 x | 12.0 x | 23.4 x | 20.6 x | 13.0 % | 1.9 x | 1.7 x | 24.0 % |
| Mean | | 98 | | | 14.5 | 13.1 | 11.7 | 22.7 | 19.8 | 13.2 | 1.8 | 1.6 | 23.8 |

Valuation Update 10

Illustrative Discounted Cash Flow Analysis Valuation Date November 6, 2006 ($ in millions, except per share data) As of 31-December 200620072008200920102011 Sales$ 454.1$ 498.8$ 526.2$ 555.2$ 585.7$ 617.9 EBIT110.1119.7128.9141.5155.0166.3 Taxes141.945.549.053.858.963.2 D&A$ 42.7$ 48.9$ 50.0$ 50.0$ 50.0$ 50.0 Change in Working Capital0.0(5.0)1.21.31.41.4 Capex117.055.050.050.050.050.0 Unlevered Free Cash Flow$(6.0)$ 63.2$ 81.1$ 89.1$ 97.5$ 104.5 Adjustment to year 122.0 Unlevered Free Cash Flow(3.9)63.281.189.197.5104.5 PV of Cash Flow(3.9)59.569.769.969.968.4 Discounted Cash FlowAssumptions Value of FCF$ 333.3Projections5Management Terminal Value1,216.8Colorprint WACC9.5 % PV of FCF’s1,550.1Change in Working Capital5Management Tax Rate138.0 % Net Debt3$ 79.3Terminal LTM EBITDA Multiple9.0 x Equity Value1,470.8 Diluted Shares Outstanding448.0Valuation as of6-Nov-06 Implied Share Price$ 30.61

Goldman Sachs

Illustrative DCF Sensitivities

Discount Rate	Terminal LTM EBITDA Multiple				
	8.0 x	8.5 x	9.0 x	9.5 x	10.0 x
8.0 %	$29.86	$31.19	$32.51	$33.84	$35.16
9.0 %	28.72	29.98	31.24	32.51	33.77
10.0 %	27.63	28.84	30.04	31.25	32.45

Implied Share Price

Discount Rate	Incremental YOY Increase in Revenue Growth[1]				
	(2.0)%	(1.0)%	0.0 %	1.0 %	2.0 %
8.0 %	$30.05	$31.26	$32.51	$33.83	$35.20
9.0 %	28.89	30.04	31.24	32.50	33.81
10.0 %	27.79	28.89	30.04	31.25	32.50

Implied Share Price

Discount Rate	Incremental EBITDA Margin Increase[2]				
	(2.0)%	(1.0)%	0.0 %	1.0 %	2.0 %
8.0 %	$30.54	$31.52	$32.51	$33.50	$34.49
9.0 %	29.34	30.29	31.24	32.20	33.15
10.0 %	28.21	29.13	30.04	30.96	31.87

Valuation Update 12

Goldman Sachs

# Selected Precedent Transactions

## Since 2003

## ($ in millions)

| Date Announced | Target | Acquiror | Levered Value | LTM Multiples: Sales | LTM Multiples: EBITDA | LTM Multiples: EBIT | Consideration |
|---|---|---|---|---|---|---|---|
| Sep-06 | CPC | ADS | $ 70 | NA | NA | 14.0 x | Cash |
| Jul-06 | ADVO | Valassis | 1,316 | 0.9 | 9.1x / 12.6x[1] | 21.6 | Cash |
| Aug-06 | PRIMIS | Parthenon Capital | 115 | NA | 8.0 | NA | Cash |
| Feb-06 | Doubleclick Email | ADS | 90 | 2.3 | 10.0 | NA | Cash |
| Jan-06 | Clarity Blue | Experian | 189[2] | 3.3 | NA | 20.0 | Cash |
| Jan-06 | VNU NV | Valcon Acquisition | 11,566 | 2.2 | 11.3 | 19.0 | Cash |
| Sep-05 | Bigfoot Interactive | ADS | 120 | 4.0 | 14.0 | NA | Cash |
| Aug-05 | Communications Group | WPP Group plc | 68 | NA | NA | NA | Cash |
| Jul-05 | Cendant Marketing Services Division | Apollo | 1,825 | 1.4 | 8.2 | 10.5 | Cash |
| Mar-05 | Digital Impact Inc. | Acxiom | 115 | NA | NA | NA | Cash |
| Mar-05 | Tampa Flyer | Harte Hanks | 60 | NA | NA | NA | Cash |
| Apr-05 | DoubleClick | Hellman & Friedman | 805 | 2.0 | 13.4 | 37.1 | Cash |
| Oct-04 | Epsilon Data Management | ADS | 300 | 2.5 | 12.5 | NA | Cash |
| Sep-04 | Grey Global Group | WPP Group plc | 1,520 | 0.9 | 17.2 | NA | Cash/Stock |
| Jul-04 | Seisint, Inc. | Reed Elsevier | 775 | 6.7 | 17.2 | NA | Cash |
| Jun-04 | Information Holdings | Thomson Corp. | 441 | 5.4 | NA | NA | Cash |
| May-04 | TradeWeb | Thomson Corp. | 535 | NA | NA | NA | Cash |
| Apr-04 | OneSource Information Services | infoUSA Inc | 85 | 1.5 | NA | 18.6 | Cash |
| Apr-04 | Direct Group | Investor Group | 50 | NA | NA | NA | Cash |
| Aug-03 | INFO1 | LandAmerica Finl Group Inc | 47 | NA | NA | NA | Cash |
| Aug-03 | Peter Black Direct Marketing | Merck | 25 | NA | NA | NA | Cash |
| Jun-03 | Factual Data Corp | Kroll Inc | 113 | 1.6 | NA | 7.3 | Cash/Stock |
| Jun-03 | Cordiant Communications | WPP Group plc | 331 | 0.7 | 6.5 | NA | Cash |
| May-03 | Tele-V | National Mgmt Consulting | 42 | NA | NA | NA | Common Stock |
| May-03 | Mosaic Sales Solutions | JLL Partners | 76 | NA | NA | NA | Cash |
| May-03 | NFO WorldGroup | Taylor Nelson Sofres | 435 | 0.9 | 8.3 | 11.6 | Cash |
| Apr-03 | Insurance Mgmt Solutions Group | Fiserv Inc | 41 | 1.4 | NM | NM | Cash |
| Mar-03 | Scorex | Experian | 111 | 2.4 | NA | NA | Cash |
| Feb-03 | Zenith Optimedia | Publicis Groupe SA | 119 | NA | NA | NA | Undisclosed |
| Jan-03 | Nordic Info Group A/S | Experian | 142 | 3.0 | 8.2 | 15.2 | Cash |
| **Median** | | | | 2.1 x | 11.3 x | 16.9 x | |

Valuation Update 13

Goldman Sachs

# Comparison of Selected Premiums

## 100% Cash Consideration, Last 3 Years[1]

## ($ in millions)

| Announced | Target | Acquiror | Equity Value | Premium 1 Day | Premium 1 Week | Premium 4 Weeks |
|---|---|---|---|---|---|---|
| 11/06/06 | Per-Se Technologies | McKesson Corp | $ 1,065 | 14.5 % | 16.5 % | 19.3 % |
| 08/23/06 | Internet Sec Sys Group Inc | IBM Corp | 1,303 | 7.7 | 8.2 | 16.9 |
| 08/10/06 | FileNet Corp | IBM Corp | 1,557 | 1.0 | 4.0 | 29.1 |
| 07/09/06 | Heritage Ppty Invest Trust Inc | Centro Properties Group | 1,753 | 3.3 | 3.5 | 3.6 |
| 05/14/06 | SSA Global Technologies Inc | Infor Global Solutions | 1,529 | 25.1 | 24.0 | 25.8 |
| 05/01/06 | Aviall Inc | Boeing Co | 1,716 | 27.3 | 28.7 | 27.2 |
| 04/27/06 | Diagnostic Products Corp | Siemens Medical Solutions Inc | 1,767 | 20.7 | 17.7 | 24.5 |
| 04/25/06 | Serologicals Corp | Millipore Corp | 1,389 | 35.3 | 34.3 | 33.1 |
| 04/20/06 | Ubiquitel Inc | Sprint Nextel Corp | 1,035 | 1.6 | 1.9 | 3.1 |
| 01/22/06 | Sports Authority Inc | Investor Group | 1,021 | 20.0 | 26.0 | 20.8 |
| 11/20/05 | Beverly Enterprises Inc | Fillmore Capital Partners LLC | 1,593 | 33.3 | 35.9 | 36.8 |
| 11/10/05 | SERENA Software Inc | Silver Lake Partners | 1,026 | 2.7 | 7.3 | 24.4 |
| 11/08/05 | Linens n Things Inc | Investor Group | 1,295 | 7.9 | 14.9 | 17.0 |
| 10/24/05 | Amli Residential Ppty Trust | Prime Property Fund | 1,177 | 20.7 | 22.7 | 19.1 |
| 10/16/05 | Adv Neuromodulations Sys Inc | St Jude Medical Inc | 1,369 | 30.4 | 22.8 | 21.8 |
| 09/29/05 | IDX Systems Corp | GE Healthcare Ltd | 1,488 | 25.1 | 33.6 | 38.8 |
| 09/15/05 | UICI | Investor Group | 1,719 | 19.1 | 17.1 | 19.9 |
| 08/04/05 | Metris Cos Inc | HSBC Finance Corp | 1,575 | 1.1 | 0.5 | 3.2 |
| 07/21/05 | Priority Healthcare Corp | Express Scripts Inc | 1,252 | 7.7 | 9.3 | 10.7 |
| 07/10/05 | US Unwired Inc | Sprint Corp | 1,072 | 1.5 | 4.3 | 24.3 |
| 06/16/05 | Vicuron Pharmaceuticals Inc | Pfizer Inc | 1,916 | 84.2 | 78.6 | 68.4 |
| 06/13/05 | Commercial Federal,Omaha,NE | Bank of the West,CA | 1,367 | 34.1 | 34.8 | 36.1 |
| 06/07/05 | Gables Residential Trust | Investor Group | 1,272 | 14.1 | 19.5 | 17.1 |
| 05/16/05 | Overnite Corp | UPS | 1,220 | 46.2 | 35.8 | 42.7 |
| 05/12/05 | Cuno Inc | 3M Co | 1,280 | 31.3 | 34.7 | 36.8 |
| 04/21/05 | Transkaryotic Therapies Inc | Shire Pharmaceuticals Grp PLC | 1,384 | 21.6 | 38.1 | 55.5 |
| 03/14/05 | Ascential Software Corp | IBM Corp | 1,121 | 17.8 | 17.0 | 16.8 |
| 01/31/05 | Pulitzer Inc | Lee Enterprises Inc | 1,432 | 1.8 | (1.5) | (0.9) |
| 01/27/05 | Genencor International Inc | Danisco A/S | 1,151 | 23.9 | 22.4 | 15.8 |
| 11/24/04 | Ionics Inc | GE Infrastructure Inc | 1,072 | 47.9 | 43.0 | 52.5 |
| 11/03/04 | Argosy Gaming Co | Penn National Gaming Inc | 1,408 | 16.4 | 11.1 | 17.8 |
| 10/20/04 | Boca Resorts Inc | Blackstone Real Estate Advisor | 1,031 | 27.9 | 30.7 | 31.1 |
| 10/19/04 | Robert Mondavi Corp | Constellation Brands Inc | 1,030 | 49.9 | 52.3 | 50.9 |
| 10/18/04 | Select Medical Corp | EGL Holding Co | 1,983 | 26.6 | 27.8 | 39.3 |
| 09/29/04 | Orbitz Inc | Cendant Corp | 1,229 | 34.5 | 33.8 | 48.4 |
| 07/13/04 | National Processing Inc | Bank of America Corp | 1,425 | (9.5) | (8.0) | (8.8) |
| 05/24/04 | NeighborCare Inc | Omnicare Inc | 1,410 | 96.7 | 94.4 | 44.2 |
| 05/24/04 | WFS Financial Inc | Westcorp,Irvine,CA | 1,940 | 3.5 | 6.2 | 5.1 |
| 05/19/04 | ALARIS Medical Systems Inc | Cardinal Health Inc | 1,743 | 18.4 | 11.6 | 17.8 |
| 05/18/04 | Kroll Inc | Marsh & McLennan Cos Inc | 1,958 | 32.4 | 32.9 | 34.6 |
| 03/22/04 | US Oncology Inc | Welsh Carson Anderson & Stowe | 1,302 | 18.5 | 20.3 | 17.3 |
| 03/15/04 | InVision Technologies Inc | GE Infrastructure Inc | 1,159 | 21.3 | 23.3 | 31.3 |
| 01/13/04 | TheraSense Inc | Abbott Laboratories | 1,243 | 33.0 | 35.5 | 50.0 |
| 12/21/03 | Esperion Therapeutics Inc | Pfizer Inc | 1,281 | 54.2 | 52.8 | 57.6 |
| **Median—100% Cash Transactions** | | | | **21.0 %** | **22.7 %** | **24.4 %** |

*1. Includes equity values between $1 billion and $2 billion over last three years. US public company targets only.*

Valuation Update 14

III. Strategic Alternatives

Goldman Sachs

Colorprint

Summary Financials

($ in millions)

	For FY Ended 31-Mar					For FY Ending 31-Dec	
	2002[1]	2003	2004	2005	2006	2006E	2007E
Income Statement							
Net revenues	$ 367.9	$ 383.8	$ 408.6	$ 410.1	$ 417.7	$ 454.1	$ 498.8
% YOY growth	*8.2 %*	*4.3 %*	*6.5 %*	*0.3 %*	*1.9 %*	*NA*	*9.8 %*
EBITDA	$ 136.5	$ 127.0	$ 143.4	$ 151.2	$ 150.2	$ 152.8	$ 168.7
% YOY growth	*9.1 %*	*(6.9)%*	*12.9 %*	*5.5 %*	*(0.7)%*	*NA*	*10.4 %*
% EBITDA margin	*37.1*	*33.1*	*35.1*	*36.9*	*35.9*	*33.7*	*33.8*
Operating income	$ 95.6	$ 86.1	$ 98.1	$ 108.8	$ 114.2	$ 110.1	$ 119.7
% YOY growth	*17.3 %*	*(9.9)%*	*13.9 %*	*10.9 %*	*4.9 %*	*9.0 %*	*8.7 %*
% Operating margin	*26.0*	*22.4*	*24.0*	*26.5*	*27.3*	*24.2*	*24.0*
Net Income from Operations	$ 66.6	$ 51.6	$ 60.4	$ 68.6	$ 71.6	$ 68.1	$ 69.3
% YOY growth	*19.8 %*	*(22.6)%*	*17.1 %*	*13.6 %*	*4.4 %*	*3.2 %*	*1.6 %*
Diluted EPS	$ 1.17	$ 0.94	$ 1.15	$ 1.31	$ 1.46	$ 1.46	$ 1.50
% YOY growth	*21.5 %*	*(19.5)%*	*22.9 %*	*13.5 %*	*11.7 %*	*11.1 %*	*3.2 %*
Diluted Shares Outstanding	57.1	54.9	52.3	52.4	48.9	46.8	46.1
Balance Sheet							
Total assets	$ 415.9	$ 422.4	$ 386.8	$ 392.7	$ 337.1	NA	NA
Cash & securities[2]	13.7	1.7	72.7	116.2	28.1	32.2	NA
Debt[2]	60.9	68.2	66.9	64.6	61.9	111.6	NA
Shareholders equity[2]	223.3	216.0	184.7	196.4	143.2	164.7	NA
Selected Data							
ROACE	32.8 %	23.5 %	30.1 %	36.0 %	42.2 %	37.1 %	NA
Debt / Total Capital	21.4	24.0	26.6	24.8	30.2	40.4	NA
Debt / EBITDA	0.4 x	0.5 x	0.5 x	0.4 x	0.4 x	0.7 x	NA
Free Cash Flow	$ 73.3	$ 64.7	$ 96.3	$ 85.6	$ 42.6	$(6.0)	$ 63.2

Strategic Alternatives 16

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Illustrative Leveraged Recapitalization Analysis Assumptions Transaction Assumptions Financing Assumptions / Indicative Terms n Transaction as of 31-Dec-2006 nColorprint issues debt to fund share buyback n EBITDA of $153mm for 12 months ending 12/31/06 nRefinance $111.6mm of existing debt n 38% tax rate n Ran four scenarios: Issuance size $150mm $200mm $300mm $400mm Buyback Amount $35mm $84mm $182mm $280mm Buyback as % of Market Cap 2.9% 6.8% 14.4% 21.7% Cost of Debt L + 100 L + 150 L + 150 L + 175 Roll-Forward Assumptions Pro Forma Credit Rating BB / Ba2 BB / Ba2 BB / Ba2 BB- / Ba3 n 2007 based on management projections Pro-Forma 2006 Debt / EBITDA1.0x 1.3x 2.0x 2.6x n Assumes 5.5% revenue growth from 2008-2011 n Assumes gradual increase in EBITDA margin from 33.8% in 2007E to 35.0% in 2010 - Targets bottom-line growth in low double digits n Assumes Capex of $50mm for 2008-2011 n Assumes 2008-2011 D&A equal to Capex n Assumes pre-tax standalone interest expense of $8mm Strategic Alternatives 18

Illustrative Leveraged Recapitalization Analysis Sensitivity Analysis ($ in millions, except per share amounts) $150mm Debt Issuance and $35mm Buyback1 (L + 100bps) $200mm Debt Issuance and $84mm Buyback [1] (L + 150bps) IRR Sensitivity IRR Sensitivity Per Share Repurchase PricePer Share Repurchase Price 10% $ 24.00 $ 26.00 $ 28.00 $ 30.00 $ 32.0011% $ 24.00 $ 26.00 $ 28.00 $ 30.00 $ 32.00 8.0 x10.3%10.2%10.2%10.1%10.1%8.0 x11.3%11.1%11.0%10.9%10.8% 2011 EBITDA Multiple 9.012.8%12.8%12.7%12.7%12.6%2011 EBITDA Multiple 9.013.9%13.7%13.6%13.5%13.4% 10.015.2%15.1%15.1%15.0%15.0%10.016.2%16.1%16.0%15.8%15.8% 2007 EPS Accretion / (Dilution)2007 EPS Accretion / (Dilution) Per Share Repurchase PricePer Share Repurchase Price 283% $ 24.00 $ 26.00 $ 28.00 $ 30.00 $ 32.00315% $ 24.00 $ 26.00 $ 28.00 $ 30.00 $ 32.00 8.0%3.1%2.9%2.6%2.4%2.3%8.0%4.0%3.4%2.8%2.3%1.9% $300mm Debt Issuance and $182mm Buyback [1] (L + 150bps) $400mm Debt Issuance and $280mm Buyback [1] (L + 175bps) IRR Sensitivity IRR Sensitivity Per Share Repurchase PricePer Share Repurchase Price 13% $ 24.00 $ 26.00 $ 28.00 $ 30.00 $ 32.0014% $ 24.00 $ 26.00 $ 28.00 $ 30.00 $ 32.00 Multiple8.0 x13.5%13.1%12.9%12.6%12.4%Multiple8.0 x15.1%14.5%14.0%13.5%13.2% 2011 EBITDA 9.016.1%15.8%15.5%15.2%15.0%2011 EBITDA 9.017.9%17.2%16.7%16.3%15.9% 10.018.5%18.2%17.9%17.6%17.4%10.020.4%19.8%19.3%18.8%18.4% 2007 EPS Accretion / (Dilution)2007 EPS Accretion / (Dilution) Per Share Repurchase PricePer Share Repurchase Price 498% $ 24.00 $ 26.00 $ 28.00 $ 30.00 $ 32.00559% $ 24.00 $ 26.00 $ 28.00 $ 30.00 $ 32.00 8.0%7.6%6.0%4.6%3.5%2.5%8.0%10.8%8.0%5.6%3.7%2.1% 1Includes refinancing of $111.6mm of existing debt. Strategic Alternatives 19

Illustrative Leveraged Recapitalization Analysis Earnings per Share Impact ($ in millions, except per share amounts) CY 2007 EPS Impact Debt Issued$ 150.0$ 200.0$ 300.0$ 400.0 Less: Refinanced Debt111.6111.6111.6111.6 Equity Repurchased35.484.4182.4280.4 Pre-Tax Cost of Debt6.20%6.70%6.70%6.95 % Assumed Repurchase Premium5.0%7.5%10.0%12.5 % Shares Repurchased1.43.26.710.0 % of Shares Outstanding2.9%6.8%14.4%21.7 % Accretion / (Dilution) Standalone 2007E Net Income$ 69.3$ 69.3$ 69.3$ 69.3 Less: Incremental After-tax Interest Expense(0.1)(2.7)(7.0)(12.0) Pro Forma 2007E Net Income$ 69.1$ 66.6$ 62.2$ 57.3 Avg. Fully Diluted Shares Outstanding46.146.146.146.1 Less: Shares Repurchased(1.4)(3.2)(6.7)(10.0) Pro Forma Avg. Fully Diluted Shares Outstanding44.742.939.436.1 Standalone 2007E EPS$ 1.50$ 1.50$ 1.50$ 1.50 Pro Forma 2007E EPS1.551.551.581.59 Accretion / (Dilution)2.8%3.1%5.0%5.6 % Strategic Alternatives 20

Goldman Sachs

Illustrative Leveraged Recapitalization Analysis

Potential Share Price Appreciation

($ in millions, except per share data)

Debt Issued		2007 - Pro Forma Share Price (PV) $ 150	$ 200	$ 300	$ 400		2008 - Pro Forma Share Price (PV) $ 150	$ 200	$ 300	$ 400
Pro Forma EPS		$ 1.55	$ 1.55	$ 1.58	$ 1.59		$ 1.72	$ 1.74	$ 1.78	$ 1.81
Pro Forma P/E	18.0 x	$ 27.81	$ 27.90	$ 28.39	$ 28.55	16.0 x	$ 27.55	$ 27.81	$ 28.52	$ 28.99
	19.0	29.36	29.44	29.97	30.14	17.0	29.27	29.54	30.30	30.80
	20.0	30.90	30.99	31.54	31.73	18.0	31.00	31.28	32.08	32.62

		Appreciation from Current					Appreciation from Current			
Pro Forma P/E	18.0 x	11.6 %	11.9 %	13.9 %	14.5 %	16.0 x	10.5 %	11.5 %	14.4 %	16.3 %
	19.0	17.8	18.1	20.2	20.9	17.0	17.4	18.5	21.5	23.6
	20.0	23.9	24.3	26.5	27.3	18.0	24.3	25.5	28.7	30.8

Strategic Alternatives 21

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Goldman Sachs

# Illustrative LBO Analysis

## (Based on a 25% premium to 6-Nov-06 close of $24.93; Transaction Close 12/31/06)

### Sources and Uses

4.58x Senior Debt; 6.55x Total Debt

| Sources | | % Cap | LTM 12/31/2006 EBITDA ($153mm) | Pricing | Uses | |
|---|---|---|---|---|---|---|
| $150mm Revolver | $0.0 | 0% | 0.0 x | | Purchase Equity | $1,500.9 |
| Term Loan B | 700.0 | 43% | 4.6 x | L+275 | Refinance Existing Debt[1] | 111.6 |
| Total Sr. Secured Debt | $700.0 | 43% | 4.6 x | | Estimated Fees/ Expenses | 32.4 |
| 5 Year Zero | 125.0 | 8% | 0.8 x | 11.0% area | | |
| Senior Subordinated Debt | 175.0 | 11% | 1.1 x | 10.0% area | | |
| Total Debt | $1,000.0 | 61% | 6.5 x | | | |
| Equity Contribution | 644.9 | 39% | 10.8 x | | | |
| Total Sources | $1,644.9 | 100% | 10.8 x | | Total Uses | $1,644.9 |

Strategic Alternatives 23

Illustrative LBO Returns Analysis Returns at Various Exit Dates — Assumes 6.55x Leverage, Exit at 9x LTM EBITDA Entrance Premium to Current Stock Price $ 27.42$ 28.67$ 29.92$ 31.16$ 32.41$ 33.66 1230%10.0%15.0%20.0%25.0%30.0%35.0% 201022.5%18.2%14.5%11.3%8.6%6.1 % Exit Date201121.217.814.812.310.08.0 201220.217.314.912.810.99.2 Returns at Various Exit Multiples — Assumes 6.55x Leverage Entrance Premium to Current Stock Price $ 27.42$ 28.67$ 29.92$ 31.16$ 32.41$ 33.66 12%10.0%15.0%20.0%25.0%30.0%35.0% EBITDA Multiple 8.0x 16.3%13.0%10.1%7.7%5.6%3.6% 8.5x 18.815.512.610.17.95.9 9.0x 21.217.814.812.310.08.0 2011 Exit 9.5x 23.419.916.914.312.010.0 10.0x 25.421.918.816.213.911.8 Returns at Various Leverage Levels — Assumes Exit at 9x 2011 LTM EBITDA Entrance Premium to Current Stock Price $ 27.42$ 28.67$ 29.92$ 31.16$ 32.41$ 33.66 12%10.0%15.0%20.0%25.0%30.0%35.0% EBITDA 5.0x 16.6%14.4%12.4%10.6%8.9%7.4% 5.5x 17.815.313.011.09.27.6 Debt / at Close6.0x 19.216.313.811.69.67.8 LTM 6.5x 21.017.614.712.210.08.0 7.0x 23.419.315.913.010.58.3 Strategic Alternatives 24

Goldman Sachs

# Base Case for Illustrative LBO Analysis[1]

## ($ in millions)

| | Pro Forma | FY Ended December 31, | | | | |
|---|---|---|---|---|---|---|
| **($ in millions)** | **LTM 12.31.06** | **2007E** | **2008E** | **2009E** | **2010E** | **2011E** |
| **OPERATIONAL DATA** | | | | | | |
| Total Sales | $454.1 | $498.8 | $526.2 | $555.2 | $585.7 | $617.9 |
| *growth* | | 9.8% | 5.5% | 5.5% | 5.5% | 5.5% |
| EBITDA | 152.8 | 168.7 | 178.9 | 191.5 | 205.0 | 216.3 |
| *margin* | 33.6% | 33.8% | 34.0% | 34.5% | 35.0% | 35.0% |
| EBIT | $110.1 | $119.7 | $128.9 | $141.5 | $156.0 | $166.3 |
| Total Interest Expense | 87.9 | 87.5 | 86.1 | 84.5 | 82.0 | 78.3 |
| Net Income (Loss) to Common | | 20.0 | 26.6 | 36.3 | 45.3 | 54.6 |
| **SELECTED CASH FLOW DATA:** | | | | | | |
| Adjusted EBITDA | $152.8 | $168.7 | $178.9 | $191.5 | $206.0 | $216.3 |
| +/- Changes in Working Capital | 0.0 | (5.0) | 1.2 | 1.3 | 1.4 | 1.4 |
| - Total Capital Expenditures | (117.0) | (55.0) | (50.0) | (50.0) | (50.0) | (50.0) |
| = Operating Cash Flow | 35.8 | 108.7 | 130.2 | 142.8 | 156.4 | 167.7 |
| - Cash Taxes | (8.4) | (12.2) | (16.3) | (21.7) | (27.7) | (33.4) |
| - Cash Interest Expense (net) | (87.9) | (84.8) | (69.2) | (66.1) | (61.8) | (56.1) |
| = Cash for Debt Service | (60.6) | 11.7 | 44.7 | 55.1 | 66.9 | 78.2 |
| Cumulative Cash for Debt Service | | 11.7 | 56.3 | 111.4 | 178.3 | 256.5 |
| **CAPITALIZATION:** | | | | | | |
| Cash | $15.0 | $15.0 | $15.0 | $15.0 | $15.0 | $15.0 |
| Bank Revolver | $0.0 | $0.0 | $0.0 | $0.0 | $0.0 | $0.0 |
| Term Loan B | 700.0 | 688.3 | 643.7 | 588.6 | 521.7 | 443.5 |
| **Total Bank Debt** | **$700.0** | **$688.3** | **$643.7** | **$588.6** | **$521.7** | **$443.5** |
| Senior Subordinated Debt | 175.0 | 175.0 | 175.0 | 175.0 | 175.0 | 175.0 |
| 5 Year Zero | 125.0 | 125.0 | 139.1 | 154.9 | 172.4 | 191.8 |
| **Total Debt** | **$1,000.0** | **$988.3** | **$957.8** | **$918.4** | **$869.0** | **$810.3** |
| Shareholders' Equity | 644.9 | 664.8 | 691.4 | 726.8 | 772.0 | 826.6 |
| Total Capitalization | 1,644.9 | 1,653.2 | 1,649.2 | 1,645.2 | 1,641.1 | 1,636.9 |
| **CREDIT STATISTICS:** | | | | | | |
| EBITDA / Senior Interest | 2.9x | 3.2x | 3.5x | 3.9x | 4.6x | 5.6x |
| EBITDA / Total Interest | 1.7x | 1.9x | 2.1x | 2.3x | 2.5x | 2.8x |
| (EBITDA – Capex) / Total Interest | 1.7x | 1.3x | 1.5x | 1.7x | 1.9x | 2.1x |
| Senior Debt / Adj. EBITDA | 4.6x | 4.1x | 3.6x | 3.1x | 2.5x | 2.1x |
| Total Debt / Adj. EBITDA | 6.5x | 5.9x | 5.4x | 4.8x | 4.2x | 3.7x |
| Free Cash Flow / Total Debt | (6.1)% | 1.2 % | 4.7 % | 6.0 % | 7.7 % | 9.7 % |
| Total Debt / Total Capitalization | 60.8 | 59.8 | 58.1 | 55.8 | 53.0 | 49.5 |

[1] *Based on management projections. Management projections have not yet been reviewed by Colorprint's board.*

Strategic Alternatives 25

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DRAFT Potential Counterparties ($ in millions) Credit Company Financial Information Rating Management Comments / Recent Developments Bidder A Bidder B Bidder C Bidder D Strategic Alternatives 27

DRAFT Ability to Pay Analysis — 2007 EPS Breakeven Key Assumptions Deal closes on December 31, 2006 Median IBES 2007E EPS estimates used for all potential buyers Management 2007E EPS estimate used for Colorprints IBES EPS estimates calendarized to December 31 year-end for all companies Pre-tax synergies of 15% of Colorprint LTM September 2006 selling, general and administrative expenses ($151mm) 50% phased in 2007 20% of excess purchase price allocated to identifiable intangibles, and remaining to goodwill Identifiable intangibles amortized on a straight line basis over 8 years (tax deductible) Pre-tax cost of debt as follows: 50% Cash 100% Cash Bidder A 5.00% 5.00% Bidder B 7.00% 8.00% Bidder C 6.25% 7.00% Tax rate of 35% Strategic Alternatives 28

Breakeven Ability to Pay Analysis 100% Stock Transaction
News CorpHarte HanksValassis Mkt Cap $66,703 $2,096 $723 2007E P/E 19.0x 16.9x 10.1x Current Ratings Baa2 / BBB N/A Ba1/BB PF Debt/LTM EBITDA1 2.3x 0.5x 1.3x POS PF Ownership 1.7% 33.8% 49.1% 1EBITDA figures exclude impact of FAS 123 R. Strategic Alternatives 29

Breakeven Ability to Pay Analysis 50% Stock / 50% Cash Transaction

Breakeven to Pay Analysis 100% Cash Transaction

Appendix A: Financial Sponsors Profiles

Hellman and Friedman Current Fund Size: $3.5 billion Overview General Partners nHellman & Friedman LLC, founded in 1984, is a private equity investment firm well respected for its Matthew Barger John (Jack) Bunce, Jr. distinctive investment philosophy and approach. H&F’s offices are located in San Francisco, London, and New York. H&F raised our first institutional private equity fund in 1987. During its 18-year investing history, H&F has raised and managed over $8 billion of committed capital and have invested in over 50 Mitchell Cohen Jeffrey Goldstein companies. H&F is currently investing its fifth fund, Hellman & Friedman Capital Partners V, L.P. (HFCP V), with $3.5 billion of committed capital, which was activated in August 2004. Philip Hammarskjold Patrick Healy nH&F’s objective is to invest long-term equity capital to support the strategic and financial objectives of outstanding management teams operating businesses with defensible positions in growing markets. Warren Hellman Georgia Lee Over its lifetime, H&F has distinguished ourselves as a flexible source of capital and a value-added partner. Brian Powers Thomas Steyer nH&F’s team consists of 30 investment professionals, including 13 managing directors with an average tenure with the Firm of 12 years. This allows H&F to spend substantial time working with the companies Allen Thorpe David Tunnell in which it invests. nLimited partner investors in H&F’s funds include many of the largest U.S. and international corporate Frank Zarb pension funds, U.S. state pension funds, university endowments and foundations. And, in HFCP V, H&F (the partners of the firm) collectively are one of the largest limited partners. Selected Investments Company Description Blackbaud Blackbaud is the leading provider of software and related services to the not-for-profit vertical market. In October 1999, HFCP III purchased a controlling interest in Blackbaud and is working with management to transition the company to its next phase of growth. Blackbaud, which currently sells mission-critical fundraising, accounting and school administration software and services, has realized dynamic growth over the last five years and now has an installed base of over 12,000 customers worldwide. Blackbaud executed an initial public offering in July 2004 on the NASDAQ DoubleClick DoubleClick is the leading provider of technology and data solutions for advertising agencies, web publishers, marketers, and catalogers to plan, execute and analyze their marketing programs. DoubleClick’s marketing solutions — - online advertising, search engine and affiliate marketing, email marketing, database marketing, and data management — - help clients yield the highest return on their marketing dollar. DoubleClick Inc. has global headquarters in New York City and maintains 21 offices around the world. In July 2005, Click Holding Corp., a subsidiary of Hellman & Friedman LLC and JMI Equity, acquired DoubleClick in a transaction valued at approximately $1.1 billion Mitchell International Mitchell International, established in 1946, is a leading provider of information software, print publications and total business solutions to the insurance and automotive collision repair industries. In April 2000, HFCP IV acquired Mitchell from the Thomson Corporation. The Company’s products and services range from the assessment and estimation of vehicle damage to comprehensive data mining tools and complete collision shop management systems. The Nasdaq Stock Market The Nasdaq Stock Market is one of the world’s leading stock markets, operating an electronic, screen-based equity market that lists more companies and has more trading activity than any other stock market in the world. In May 2001, HFCP IV invested $240 million to purchase convertible subordina ted debentures representing an approximate 15% ownership interest in Nasdaq. With this investment, H&F was the first outside shareholder of Nasdaq interested solely in maximizing the value of the equity and helped Nasdaq transition from a membership-owned organization to a public corporation. In April 2005, HFCP IV entered into a follow-on investment in Nasdaq to support its acquisition of INET Vertafore, Inc Vertafore, Inc. is a leading provider of specialized software, services and information for the property and casualty insurance industry. In 2004, HFCP V acquired controlling interest of Vertafore in a proprietary, non-intermediated transaction. During its thirty year history, Vertafore has become the management system and information source to over 15,000 independent agencies, 120,000 end-users, and 300 insurance carriers through four principal operating entities: AMS Services, SilverPlume, AMS Rackley, and Allenbrook. Financial Sponsors Profiles34

DRAFT Bidder A Financial Sponsors Profiles 34

DRAFT Bidder B Financial Sponsors Profiles 36

Appendix B: Additional Information

Research Analysts’ Recommendations and Estimates Analyst Recommendations Evolution of Estimates1

Management vs. Analysts Estimates ($ in millions, except per share data) CY 2006 Estimates1 EPSRevenueEBITDA [3]EBITNet Income Avg. Shares Management$ 1.46$ 454.1 $ 152.8 $ 110.1 $ 68.1 46.8 Goldman, Sachs & Co.1.39452.5 NA NA 65.2 46.9 Bear, Stearns & Co.1.41449.0 152.4 107.2 65.8 46.7 Deutsche Bank North America1.40451.9 153.0 107.9 65.4 46.7 First Analysis Securities Corp1.39451.2 150.3 106.3 65.1 46.8 JMP Securities1.43452.8 NA 109.4 66.6 46.6 JP Morgan1.43NA NA NA NA NA Robert W. Baird & Co., Inc.1.38456.4 155.7 110.3 64.5 46.7 William Blair & Company, L.L.C.1.41450.7 NA NA NA NA Analyst Median$ 1.41 $ 451.9 $ 152.7 $ 107.9 $ 65.3 46.7 Analyst Range — High to Low3.6%1.6%3.6%3.7%3.3%0.7 % CY 2007 Estimates2 EPSRevenueEBITDA [3]EBITNet Income Avg. Shares Management$ 1.50$ 498.8 $ 168.7 $ 119.7 $ 69.3 46.1 Goldman, Sachs & Co.1.32465.4 147.9 103.0 62.8 47.5 Bear, Stearns & Co.1.35479.3 NA 103.3 61.4 45.4 Deutsche Bank North America1.55500.2 172.9 123.3 70.2 45.5 First Analysis Securities Corp1.43492.2 156.9 113.4 66.7 46.7 JMP Securities1.41490.7 NA 104.1 65.4 46.5 JP Morgan1.59NA NA NA NA NA Robert W. Baird & Co., Inc.1.35504.0 172.1 124.1 61.9 45.9 William Blair & Company, L.L.C.NA NA NA NA NA NA Analyst Median$ 1.40 $ 490.3 $ 157.9 $ 109.1 $ 64.2 46.2 Analyst Range — High to Low20.4%8.3%16.9%20.5%14.5%4.4%

Goldman Sachs

# Colorprint

## Commentary

| Analyst | Comments |
|---|---|
| Goldman, Sachs & Co.<br>Simeon Gutman<br>Sell<br>*October 26, 2006* | ■ "Our 12-month price target of ~$25 is derived through blended risk/reward and DCF analyses. In both instances, we have given the company credit for notably enhanced CMS top-line growth due to the color printer rollout."<br>■ "On top of what is already expected to be a difficult fiscal 2007 due to color printer rollout costs and tough comparisons, on today's conference call management revealed a couple of items that are potential areas for additional concern. First, Catalina's international division (CMI) is losing two important clients beginning in the first calendar quarter of 2007. Second, of the flagship CMS division's 8.5% quarterly top-line gain, more than half was driven by new Walgreen and Kmart installations. Third, because of the decay in manufacturer spending as nationally branded drugs go off patent, the ongoing generic boom could temper CHR's growth in the intermediate-term." |
| JP Morgan<br>Frederick Searby<br>Buy<br>*October 26, 2006* | ■ "While F2Q07 came in moderately below expectations, we believe investors will focus on how the transition to color printers is progressing. Commentary on calendar 2007 selling season likely will be the key issue. Verbiage in the press release suggests it was positive, but we will wait and see. We reiterate our Overweight."<br>■ "With a clean balance sheet, strong FCF generation, and a sizable potential international opportunity, we like POS' growth prospects. With eroding traditional media audiences set against ongoing price inflation, clients have to look to cheaper, higher ROI alternative media. Anecdotal evidence suggests that the shift to measured media/direct marketing will accelerate. POS could be the beneficiary of a reallocation of traditional marketing dollars…Trading at 8.4x EV/F2007E EBITDA, we view POS as an attractive investment opportunity…." |

Additional Information 39

Colorprint Commentary Analyst Comments William Blair & Company n “At first look, Catalina reported disappointing second-quarter results. Growth remained strong in the Troy Mastin core business and International, but the Health Resource division was disappointing as a dearth of unusual projects throttled growth.” Strong Buy n “As expected, cash flow remained weak as the company is building out its color printer initiative. Free October 26, 2006 cash flow of -$19.1 million reflected $50 million in capital expenditures in the quarter, which helped the company reach an installed base of half of its domestic store base in the quarter.” n “The investment and cost ramp associated with growth appears to be higher than we had modeled; however, we are reserving full judgment until after the conference call this morning. Shares will likely fall under some pressure before the call as recent strength has pushed full valuation to 17.6 times 2008 EPS.”

Goldman Sachs

Peer Beta Calculation

Average of Different Beta Sources

	5-Year Levered Betas		
	Barra	Bloomberg[1]	Average
Colorprint	0.97	1.19	1.08
Harte Hanks	0.81	0.71	0.76
Acxiom	0.79	1.02	0.91
Valassis	1.56	0.91	1.23
Advo	1.15	0.81	0.98
InfoUSA	1.21	1.19	1.20
Median	1.06	0.97	1.03

Additional Information 41

Goldman Sachs

Cost of Equity and WACC Analysis

($ in millions)

	Risk-Free Rate[1]	Risk Premium (R_p)[2]	Equity Beta (B_e)[3]	Cost of Equity (K_e)	Pre-Tax Cost of Debt (K_d)[4]	Effective Tax Rate (t)[5]	Current Debt (D)[6]	Curr. Mkt. Val. of Equity (E)[7]	WACC
Colorprint[8]	4.70 %	5.00 %	1.08	10.09 %	6.00 %	40.6 %	$ 112	$ 1,169	9.52 %
Harte Hanks	4.70 %	5.00 %	0.76	8.51 %	6.03 %	38.6 %	$ 167	$ 2,096	8.15 %
Acxiom	4.70	5.00	0.91	9.23	6.38	39.0	795	2,265	7.84
Valassis[9]	4.70	5.00	1.23	10.87	6.23	34.7	260	723	9.07
Advo	4.70	5.00	0.98	9.61	6.50	37.5	144	914	8.85
InfoUSA	4.70	5.00	1.20	10.69	6.20	36.0	137	650	9.52
Median			1.03	9.85 %					8.96 %

Additional Information 42

Appendix C: Hellman & Friedman Proposal